                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                          FELCOR SUITE HOTELS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                NOT APPLICABLE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------
     (3) Filing Party:


--------------------------------------------------------------------------------
     (4) Date Filed:


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




                                     [LOGO]
                           FELCOR SUITE HOTELS, INC.


                         545 E. JOHN CARPENTER FREEWAY
                                   SUITE 1300
                              IRVING, TEXAS  75062




                              September 16, 1997





Dear Shareholders:


         You are cordially invited to attend the special meeting of shareholders of FelCor Suite Hotels, Inc. ("Company") to be held at 9:00 a.m. local time, October 22, 1997, at the office of the Company located at 545 East John Carpenter Freeway, Suite 1300, Irving, Texas.


         At the meeting, you will be asked to approve an amendment to the Company's Charter to increase the number of authorized shares of Common Stock from 50 million shares to 100 million shares. Currently, there are approximately 36.6 million shares of Common Stock issued and outstanding and approximately 9.4 million additional shares have been reserved for issuance under specific circumstances. The proposed increase is intended to ensure that an adequate number of authorized shares of Common Stock will be available to the Company, if and when needed, to enable the Company to meet its capital and growth needs. Shareholders will also transact any other business that may properly come before the meeting.

         The Company's Board of Directors has approved the proposed amendment to the Company's Charter to increase the number of shares of Common Stock and recommends that you vote FOR the approval of such proposal.


         The formal Notice of Special Meeting of Shareholders and Proxy Statement accompanying this letter provide detailed information concerning the matters to be considered and acted upon at the meeting.


         It is important that your shares be represented at the meeting, whether or not you attend personally. I urge you to sign, date and return the enclosed proxy in the postage-paid, addressed envelope provided at your earliest convenience.


                                                   Thomas J. Corcoran, Jr.
                                           President and Chief Executive Officer

                           FELCOR SUITE HOTELS, INC.
                         545 E. JOHN CARPENTER FREEWAY
                                   SUITE 1300
                              IRVING, TEXAS  75062
                                 (972) 444-4900



                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 22, 1997



To the Shareholders of
FelCor Suite Hotels, Inc.:


         Notice is hereby given that a Special Meeting of Shareholders ("Special Meeting") of FelCor Suite Hotels, Inc., a Maryland corporation ("Company"), will be held at the office of the Company located at 545 East John Carpenter Freeway, Suite 1300, Irving, Texas, on Wednesday, October 22, 1997, at 9:00 a.m. local time, for the following purposes:


         1. To approve an amendment to the Company's Charter to increase the number of authorized shares of Common Stock from 50 million shares to 100 million shares; and

         2. To transact such other business as may properly come before the meeting.

         It is desirable that as large a proportion as possible of the shareholders' interests be represented at the Special Meeting. Whether or not you plan to be present at the meeting, you are requested to date, sign and return the enclosed proxy, as soon as possible, in the postage-paid return envelope provided so that your stock will be represented. The giving of such proxy will not affect your right to vote in person, should you later decide to attend the meeting.


         Only shareholders of record at the close of business on September 8, 1997 are entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

                                             By Order of the Board of Directors,


                                             HERVEY A. FELDMAN
                                             Chairman of the Board

Irving, Texas
September 16, 1997

                           FELCOR SUITE HOTELS, INC.
                   545 E. JOHN CARPENTER FREEWAY, SUITE 1300
                              IRVING, TEXAS 75062
                     -------------------------------------

                              PROXY STATEMENT FOR
                        SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 22, 1997

                     -------------------------------------


         This Proxy Statement is furnished to shareholders of FelCor Suite Hotels, Inc., a Maryland corporation ("Company"), in connection with the solicitation of proxies by the Board of Directors of the Company ("Board of Directors") for use at the Special Meeting of Shareholders to be held at 9:00 a.m., local time, on October 22, 1997, at the office of the Company located at 545 East John Carpenter Freeway, Suite 1300, Irving, Texas ("Special Meeting"), and at any adjournment or postponement thereof. By executing and returning the enclosed proxy, you authorize the persons named therein to represent you and vote your shares at the Special Meeting, and at any adjournments or postponements thereof, in accordance with your instructions. Those persons may also vote your shares to adjourn or postpone the Special Meeting from time to time. A proxy may be revoked at any time before it is voted by voting in person at the Special Meeting, by the execution and delivery of a revised proxy bearing a later date, or by a written notice of revocation sent to the Secretary of the Company at the address set forth above that is received prior to the Special Meeting.


         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.


         This Proxy Statement is first being mailed to the Company's shareholders on or about September 16, 1997.


                     RECORD DATE; OUTSTANDING CAPITAL STOCK

         The record date for shareholders entitled to notice of, and to vote at, the Special Meeting is September 8, 1997. At the close of business on that date, the Company had issued and outstanding and entitled to receive notice of, and to vote at, the Special Meeting 36,588,733 shares of Common Stock, $.01 par value ("Common Stock"). No other class of securities of the Company is entitled to notice of, or to vote at, the Special Meeting.

                   ACTION TO BE TAKEN AT THE SPECIAL MEETING

         The accompanying proxy, unless the shareholder specifies otherwise, will be voted:

         1. FOR the proposal to amend the Company's Charter to increase the number of authorized shares of Common Stock from 50 million shares to 100 million shares; and

         2. In the discretion of the proxyholders, as to the transaction of such other business as may properly come before the Special Meeting.

         Where shareholders have appropriately specified the manner in which their proxies are to be voted, they will be voted in such manner. If any other matter or business is brought before the Special Meeting, the proxyholders may vote the proxies in their discretion. The Board of Directors is not presently aware of any other matters or business to be brought before the Special Meeting.

                               QUORUM AND VOTING


         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Special Meeting. In deciding each matter to be voted on at the Special Meeting, a shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock held in his name on the record date. With respect to the adoption of the proposed amendment to the Charter to increase the number of authorized shares of Common Stock ("Amendment"), under applicable law, the Amendment must be approved by the holders of a majority of the outstanding Common Stock. Assuming a quorum is present, votes to "abstain" and "broker non-votes" would have the effect of negative votes on the adoption of the Amendment.


                             PRINCIPAL SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information, as of September 8, 1997, regarding each person known to the Company to be the beneficial owner of more than five percent (5%) of its Common Stock. Unless otherwise indicated, such shares of Common Stock are owned directly and the indicated person has sole voting and investment power with respect thereto.

                                                                     AMOUNT AND
                                                                     NATURE OF
         NAME AND ADDRESS                                            BENEFICIAL   PERCENT OF
         OF BENEFICIAL OWNER                                         OWNERSHIP      CLASS(1)
         -------------------                                        -----------   -----------
Franklin Resources, Inc.  . . . . . . . . . . . . . . . . . . . .   3,291,304(2)       8.6%
777 Mariners Island Blvd.
San Mateo, California 94404

FMR Corp..  . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,817,540(3)      10.4%
82 Devonshire Street
Boston, Massachusetts 02109
----------

(1)      Based upon 36,588,733 shares outstanding as of September 8, 1997.

(2) Based solely upon information contained in Schedule 13G, dated February 12, 1997. Franklin Resources, Inc. reported that, through its subsidiaries, it has sole voting and dispositive power with respect to these shares. Includes 1,471,756 shares of Common Stock issuable upon conversion of 1,898,550 shares of the Company's $1.95 Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock").

(3) Based solely upon information contained in Schedule 13G/A, dated July 8, 1997. FMR Corp. reported that, through its subsidiaries, it had sole dispositive power with respect to such shares and sole voting power with respect to 541,370 of such shares. Includes 193,800 shares of Common Stock issuable upon conversion of 250,000 shares of Series A Preferred Stock.


SECURITY OWNERSHIP OF MANAGEMENT


         The following table sets forth the beneficial ownership of the Company's Common Stock and Series A Preferred Stock, as of September 8, 1997, by
(i) each director, (ii) each executive officer and (iii) all directors and executive officers as a group. Unless otherwise indicated, such shares of Common Stock and Series A Preferred Stock are owned directly and the indicated person has sole voting and investment power.

                                       AMOUNT AND                          AMOUNT AND
                                       NATURE OF                            NATURE OF
                                       BENEFICIAL         PERCENT          BENEFICIAL        PERCENT
      NAME OF                         OWNERSHIP OF           OF           OWNERSHIP OF          OF
BENEFICIAL OWNER                      COMMON STOCK        CLASS(1)       PREFERRED STOCK     CLASS(1)
----------------                      ------------        --------       ---------------     --------
Hervey A. Feldman . . . . . . . .      464,315  (2)(3)       1.3%            3,000  (13)      (12)
Thomas J. Corcoran, Jr. . . . . .      464,415  (2)(4)       1.3%            3,000            (12)
Richard S. Ellwood  . . . . . . .        4,500               (12)              0               0
Richard O. Jacobson . . . . . . .       21,200               (12)              0               0
Charles N. Mathewson  . . . . . .      609,777  (5)          1.6%           90,000  (14)      1.5%
Thomas A. McChristy . . . . . . .       45,900  (6)          (12)              0               0
Donald J. McNamara  . . . . . . .        4,600               (12)              0               0
Lawrence D. Robinson  . . . . . .       36,500  (7)          (12)              0               0
William S. McCalmont  . . . . . .       36,000  (8)          (12)              100            (12)
William P. Stadler  . . . . . . .       12,577  (9)          (12)              0               0
Jack Eslick . . . . . . . . . . .       12,000  (10)         (12)              0               0
June H. McCutchen . . . . . . . .        4,000  (11)         (12)              0               0
All executive officers and
directors as a group (13 persons)    1,420,869               3.8%           96,100            1.6%


---------------------
(1)  Based upon 36,588,733 shares outstanding as of September 8, 1997.


(2) Includes 294,915 shares issuable to FelCor, Inc. upon exercise of redemption rights with respect to units of limited partner interest ("Units") in Felcor Suites Limited Partnership issued to it in connection with the Company's initial public offering in July 1994 ("IPO"). Messrs. Feldman and Corcoran are the sole shareholders and directors of FelCor, Inc. and each may be deemed to own beneficially all of the Units owned by FelCor, Inc. Also includes (i) an aggregate of 33,000 shares issued pursuant to stock grants (9,000 in February 1995, 9,000 in December 1995, and 15,000 in February 1997), which shares vest over a five-year period from the date of grant at the rate of 20% per year and of which 5,400 shares are fully vested, (ii) 120,000 shares issuable pursuant to currently exercisable stock options, and (iii) 2,325 shares issuable upon the conversion of 3,000 shares of Series A Preferred Stock. Does not include 331,000 shares issuable pursuant to outstanding stock options which are not currently exercisable.


(3)  Includes 200 shares owned of record by Mr. Feldman's children.

(4)  Includes 300 shares owned of record by Mr. Corcoran's children.

(5) Includes 540,009 shares issuable to or for the benefit of Mr. Mathewson upon exercise of redemption rights with respect to Units, which represents Mr. Mathewson's pro rata interest in Units issued in connection with the IPO to partnerships in which Mr. Mathewson is a limited partner. Also includes 69,768 shares issuable upon conversion of 90,000 shares of Series A Preferred Stock.

(6) Includes 38,000 shares owned of record by the T.A. McChristy Living Trust, over which Mr. McChristy has sole investment and voting power, and 3,000 shares owned of record by his spouse's individual retirement account.

(7) Includes (i) 14,500 shares issued pursuant to stock grants, which shares vest over a five-year period from the date of grant at the rate of 20% per year and of which 2,400 shares are fully vested, and (ii) 20,000 shares issuable pursuant to currently exercisable stock options. Does not include 100,000 shares issuable pursuant to outstanding stock options which are not currently exercisable.

(8) Includes (i) 17,500 shares issued pursuant to stock grants, which shares vest over a five-year period from the date of grant at the rate of 20% per year and of which 2,500 shares are fully vested, and (ii) 18,500 shares issuable pursuant to currently exercisable stock options. Does not include 94,000 shares issuable pursuant to outstanding stock options which are not currently exercisable.

(9) Represents (i) 2,500 shares issued pursuant to a stock grant, which shares vest over a five-year period from the date of grant at the rate of 20% per year and of which 1,000 shares are fully vested, (ii) 10,000 shares issuable pursuant to currently exercisable stock options and (iii) 77 shares issuable upon the conversion of 100 shares of Series A Preferred Stock. Does not include 30,000 shares issuable pursuant to outstanding stock options which are not currently exercisable.

(10) Represents (i) 2,000 shares issued pursuant to a stock grant, which shares are fully vested and (ii) 10,000 shares issuable pursuant to currently exercisable stock options. Does not include 55,000 shares issuable pursuant to outstanding stock options which are not currently exercisable.

                                          Footnotes continued on following page.

(11) Represents 4,000 shares issuable pursuant to currently exercisable stock options. Does not include 31,000 shares issuable pursuant to outstanding stock options which are not currently exercisable.

(12) Represents less than 1% of the outstanding shares of such class.

(13) Includes 1,000 shares owned by Mr. Feldman's spouse and 1,000 shares owned by trust for the benefit of his children.

(14) Represents shares owned of record by the Charles M. Mathewson Trust.


                              AMENDMENT TO CHARTER

GENERAL

     The Company's Charter currently authorizes the issuance of up to 10 million shares of Preferred Stock and 50 million shares of Common Stock. Of such authorized shares, at the record date, 6,050,000 shares of Series A Preferred Stock had been issued and were outstanding, and 46,007,684 shares of Common Stock were issued and outstanding or reserved for issuance, as follows:


     Issued and outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36,588,733
     Reserved for issuance upon conversion of outstanding shares of
        Series A Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4,689,960
     Reserved for issuance upon redemption of outstanding Units . . . . . . . . . . . . . . . . . . . . . . .   2,904,491
     Reserved for issuance under stock-based compensation plans:
        Covered by currently outstanding awards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,449,500
        Available for future awards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       375,000
                                                                                                             ------------
                 Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46,007,684
                                                                                                               ==========



     Of the 50 million authorized shares of Common Stock, an aggregate of only 3,992,316 shares of Common Stock are currently available for other purposes.
The Board of Directors believes that the remaining available shares of Common Stock will be inadequate for the Company's future needs and that it is in the best interests of the Company and its shareholders to have a greater number of authorized and unissued shares available to provide flexibility to the Company in structuring its capitalization, in financing future acquisitions and internal growth, and in accommodating the other needs of the Company for available Common Stock.


     The Board of Directors has approved and recommends to the shareholders approval of the proposed amendment to the Company's Charter to increase the number of authorized shares of Common Stock from 50 million to 100 million. If the shareholders approve this proposal, Paragraph A of Article V of the Company's Charter will be amended to read in its entirety as follows:

                 "A.      Authorized Shares.  The total number of shares of
        capital stock that the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000) shares, consisting of One Hundred Million (100,000,000) shares of Common Stock, of the par value of One Cent ($0.01) each, and Ten Million (10,000,000) shares of Preferred Stock, of the par value of One Cent ($0.01) each, amounting in aggregate par value to One Million One Hundred Thousand Dollars ($1,100,000.00)."

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

     The purpose of the proposed increase in the number of authorized shares of Common Stock is to ensure that additional shares of Common Stock will be available, if and when needed, for issuance from time to time for any proper purpose approved by the Board of Directors (including, without limitation, issuances to raise capital or effect acquisitions, and for other corporate purposes). Although there are no present arrangements, agreements or understandings for the issuance of additional shares of Common Stock (other than the shares previously reserved for issuance as described above), the Board of Directors believes that the availability of the additional authorized shares of Common Stock for issuance upon approval of the Board of Directors for a proper purpose, without the necessity for, or the delay inherent in, a meeting of the shareholders (except as may be required by applicable law, by regulatory authorities, or by the policies, rules and regulations of the New York Stock Exchange or such other stock exchange on which the Company's securities may then be listed), will be beneficial to the Company and its shareholders by providing the Company with the flexibility required to promptly consider and respond to future business opportunities and needs as they arise.

     If the proposed amendment is approved by the shareholders, the Board of Directors does not presently intend to seek further shareholder approval with respect to any particular issuance of shares, unless required by applicable law, by regulatory authorities, or by the policies, rules and regulations of the New York Stock Exchange or such other stock exchange on which the Company's securities may then be listed.

     Shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future and, therefore, future issuances of Common Stock, depending upon the circumstances, may have a dilutive effect on the earnings per share, book value per share, voting power and other interests of the existing shareholders.

     The proposed increase in the authorized number of shares of Common Stock could have an anti-takeover effect, although that is not its purpose. For example, if the Company were the subject of a hostile takeover attempt, it could try to impede the takeover by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. The availability of this defensive strategy to the Company could discourage unsolicited takeover attempts, thereby limiting the opportunity for the Company's shareholders to realize a higher price for their shares than might otherwise be available in the public markets. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented for the purpose of creating an anti-takeover device.

VOTE NECESSARY TO APPROVE THE PROPOSAL

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary for approval of the proposal. Therefore, abstentions and broker non-votes effectively count as votes against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE PROPOSED AMENDMENT TO THE COMPANY'S CHARTER.

                                 OTHER BUSINESS

     The Company is not aware of any business to be acted upon at the Special Meeting other than that which is explained in this Proxy Statement. In the event that any other business calling for a vote of the shareholders is properly presented at the meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Any shareholder who wishes to present a proposal for action at the 1998 annual meeting of shareholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by the Company, must deliver such proposal to the Company at its principal executive offices, no later than December 31, 1997, in such form as is required under regulations promulgated by the Securities and Exchange Commission.

                                 MISCELLANEOUS

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the proxy and the material used in the solicitation thereof will be borne by the Company. Proxies may be solicited by directors and regular officers and employees of the Company by means of personal interview, telephone or telegram. In addition, the Company has retained Corporate Investor Communications, Inc. of Carlstadt, New Jersey, to assist in the solicitation of proxies, and it is estimated that their charges and expenses will not exceed $6,500. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses of such solicitation.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              Lawrence D. Robinson
                                              Secretary

Irving, Texas
September 16, 1997

                                                            NO. OF SHARES ______
                                     PROXY

                           FELCOR SUITE HOTELS, INC.
        545 E. JOHN CARPENTER FREEWAY, SUITE 1300, IRVING, TEXAS  75062


                        SPECIAL MEETING OF SHAREHOLDERS
                                OCTOBER 22, 1997




       The undersigned hereby appoints Hervey A. Feldman, Thomas J. Corcoran, Jr. and Lawrence D. Robinson, or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all Common Stock of the undersigned in FelCor Suite Hotels, Inc. at the Special Meeting of Shareholders to be held at the office of the Company located at 545 East John Carpenter Freeway, Suite 1300, Irving, Texas, at 9:00 a.m., local time, on October 22, 1997, and at any adjournments or postponements thereof, as specified below:


1. PROPOSAL TO AMEND THE COMPANY'S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50 MILLION SHARES TO 100 MILLION SHARES.

       [ ]   FOR                    [ ] AGAINST                    [ ] ABSTAIN

2. In their discretion, the proxies (and if the undersigned is a proxy, any substitute proxies) are authorized to vote upon such other business as may properly come before the Special Meeting.

              PLEASE SIGN AND DATE ON REVERSE SIDE OF THIS PROXY.

       This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the adoption of the proposal to amend the Charter of the Company to increase the number of authorized shares of Common Stock from 50 million shares to 100 million shares.


                                        Dated:___________________________, 1997



                                        Please sign name exactly as it appears
                                        on stock certificate.  When shares are
                                        held by joint tenants all should sign.
                                        When signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such. If a
                                        corporation, please sign in full
                                        corporate name by President or other
                                        authorized officer. If a partnership,
                                        please sign in partnership name by
                                        authorized person.






                                        ---------------------------------------
                                        Signature



                                        ---------------------------------------
                                        Title


           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.  IF NO
                SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED
                     FOR THE PROPOSAL TO AMEND THE CHARTER.